Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1, as amended by Post-Effective Amendment No. 4 on Form S-1/A, of our report dated September 30, 2013, relating to the consolidated financial statements of Rand Worldwide, Inc., appearing in Rand Worldwide, Inc.’s Annual Report on Form 10-K for the year ended June 30, 2013. We also consent to the reference to us under the caption of “Experts” in the respective Prospectuses.

/s/ Stegman & Company

Baltimore, Maryland

October 2, 2013